EXHIBIT 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

An American Stock Exchange Listed Company

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-9623

Contact: Andrew D. Demott, Jr., CFO	FOR IMMEDIATE RELEASE
(727) 803-7135

SUPERIOR UNIFORM GROUP, INC. REPORTS SIGNIFICANTLY HIGHER EARNINGS

FROM CONTINUING OPERATIONS FOR 2007

SEMINOLE, Florida – February 28, 2008 – Superior Uniform Group, Inc. (AMEX: SGC), manufacturer of uniforms, image apparel and accessories, today announced its fourth quarter and year-end operating results for 2007.

The Company announced that for the year ended December 31, 2007, earnings from continuing operations were $3,695,831 or $.55 per share (diluted) compared to $3,064,710 or $.45 per share (diluted) reported for the year ended December 31, 2006. Net sales were $120,457,891, compared to 2006 sales of $123,714,773.

During the fourth quarter of 2007, the Company made a decision to divest the Sope Creek business that resulted in a sale of the operating assets of the business effective February 4, 2008. As a result of this decision, we reclassified the operating results of Sope Creek to loss from discontinued operations, net of tax in the consolidated summary of operations. This includes a fourth quarter 2007 charge of $596,000, net of tax benefit, to write down the assets being sold to their estimated fair value less selling costs. The sale of Sope Creek resulted in net proceeds approximating the net book value of the assets being sold after taking into consideration the fourth quarter charge discussed above. Loss from discontinued operations for the year ended December 31, 2007 was $1,146,503 or $.17 per share (diluted) compared to $867,443 or $.13 per share (diluted) for the year ended December 31, 2006.

Net earnings for the year ended December 31, 2007 were $2,549,328 or $.38 per share (diluted) compared to $2,197,267 or $.32 per share (diluted) reported for the year ended December 31, 2006.

Earnings from continuing operations for the fourth quarter ended December 31, 2007 were $1,294,671 or $.19 per share (diluted) compared to $448,281 or $.06 per share (diluted) reported for the fourth quarter ended December 31, 2006. Loss from discontinued operations for the fourth quarter ended December 31, 2007 was $747,353 or $.11 per share (diluted) compared to $345,123 or $.05 per share (diluted) for the fourth quarter ended December 31, 2006. Net earnings for the fourth quarter ended December 31, 2007 were $547,318 or $.08 per share (diluted) compared to $103,158 or $.01 per share (diluted) reported for the fourth quarter ended December 31, 2006.

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Michael Benstock, Chief Executive Officer, commented: “We are very pleased to report an increase of over 20% in our earnings from continuing operations for the year ended December 31, 2007 in comparison to 2006. We were able to report this increase despite a slight decline in net sales in 2007. It is especially encouraging to report a considerable increase in earnings from continuing operations of approximately 189% with a net sales gain of approximately 3% for the fourth quarter of 2007 in comparison to the fourth quarter of 2006. We are beginning to realize the rewards from our renewed sales and marketing strategies as we launched several significant programs in the second half of 2007, primarily in the fourth quarter. Additionally, we are continuing to distribute these new programs as well as quite a few other new programs with existing customers in the first half of 2008. We continue to see positive operating margin trends as a result of our successful sourcing strategies and improved efficiencies in our distribution and value added services.

As mentioned above, we made a decision during the fourth quarter of 2007 to sell our Sope Creek business and to focus strictly on our core image apparel and related product lines. Sope Creek has been a financial drain on the Company’s operating results for several years now as we were never able to achieve the scale necessary to support its related overhead structure.

We continue to focus our attention on improving our sales penetration of the markets that we serve and on continuing to deliver the best customer experience in our industry. We have made significant progress in both of these areas during 2007. The fourth quarter operating results show the beginning of our realization of the rewards of these efforts. As I mentioned earlier, we are already seeing noteworthy increases in our sales and operating results in the first quarter of 2008 and we look forward to reporting appreciably better sales and earnings from continuing operations in 2008.”

Superior Uniform Group®, through its Signature marketing brands – Fashion Seal®, Fashion Seal Healthcare™, Martin’s®, Worklon®, and UniVogue™ – manufactures and sells a wide range of uniforms, image apparel and accessories. Superior specializes in managing comprehensive uniform programs, and is dedicated to servicing the Healthcare, Hospitality, Restaurant/Food Services, Retail Employee I.D., Governmental/Public Safety, Entertainment, Commercial, and Cleanroom markets. For more information, please visit www.superioruniformgroup.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

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Comparative figures for 2007 and 2006 are as follows:

Superior Uniform Group, Inc. and Subsidiary

Consolidated Summary of Operations

	Three Months Ended December 31, (Unaudited)
	2007	2006
Net sales	$31,414,171	$30,515,684

Costs and expenses:
Cost of goods sold	21,076,183	21,207,890
Selling and administrative expenses	8,089,483	8,514,909
Interest expense	73,834	104,604

	29,239,500	29,827,403

Earnings from continuing operations before taxes on income	2,174,671	688,281
Taxes on income	880,000	240,000

Earnings from continuing operations	1,294,671	448,281
Loss from discontinued operations, net of tax benefit of $470,000 and $190,000, respectively	(747,353)	(345,123)

Net earnings	$547,318	$103,158

Per Share Data:
Basic
Earnings from continuing operations	$0.20	$0.06
Loss from discontinued operations	(0.12)	(0.05)

Net earnings	$0.08	$0.01

Diluted
Earnings from continuing operations	$0.19	$0.06
Loss from discontinued operations	(0.11)	(0.05)

Net earnings	$0.08	$0.01

Cash dividends per common share	$0.135	$0.135

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Superior Uniform Group, Inc. and Subsidiary

Consolidated Summary of Operations

	Twelve Months Ended December 31, (Unaudited)
	2007	2006
Net sales	$120,457,891	$123,714,773

Costs and expenses:
Cost of goods sold	80,837,592	84,385,588
Selling and administrative expenses	33,784,794	33,983,449
Interest expense	329,674	451,026

	114,952,060	118,820,063

Earnings from continuing operations before taxes on income	5,505,831	4,894,710
Taxes on income	1,810,000	1,830,000

Earnings from continuing operations	3,695,831	3,064,710
Loss from discontinued operations, net of tax benefit of $680,000 and $470,000, respectively	(1,146,503)	(867,443)

Net earnings	$2,549,328	$2,197,267

Per Share Data:
Basic
Earnings from continuing operations	$0.56	$0.45
Loss from discontinued operations	(0.18)	(0.13)

Net earnings	$0.38	0.32

Diluted
Earnings from continuing operations	$0.55	$0.45
Loss from discontinued operations	(0.17)	(0.13)

Net earnings	$0.38	0.32

Cash dividends per common share	$0.54	$0.54

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Superior Uniform Group, Inc. and Subsidiary

Consolidated Balance Sheets

December 31,

ASSETS (Unaudited)

	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$769,715	$3,920,276
Accounts receivable	18,670,466	25,692,752
Inventories	46,463,662	33,251,964
Prepaid expenses and other current assets	3,525,114	2,807,564
Assets held for sale	558,476	—

TOTAL CURRENT ASSETS	69,987,433	65,672,556
PROPERTY, PLANT AND EQUIPMENT, NET	13,320,218	15,393,879
GOODWILL	1,617,411	1,617,411
OTHER INTANGIBLE ASSETS	774,016	1,012,175
OTHER ASSETS	2,204,434	1,462,753

	$87,903,512	$85,158,774

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$6,635,412	$5,025,981
Accrued expenses	2,549,680	2,457,839
Current portion of long-term debt	1,551,202	1,777,734

TOTAL CURRENT LIABILITIES	10,736,294	9,261,554
LONG-TERM DEBT	2,445,604	2,201,806
LONG-TERM PENSION LIABILITY	923,184	1,108,223
OTHER LONG-TERM LIABILITIES	603,000	—
DEFERRED INCOME TAXES	750,000	485,000

COMMITMENTS AND CONTINGENCIES TOTAL SHAREHOLDERS’ EQUITY	72,445,430	72,102,191

	$87,903,512	$85,158,774